Exhibit 4.27

Amendment Deed

Metals Acquisition Corp. (Australia) Pty Ltd

Sprott Private Resource Lending II (Collector-2), LP

hbo

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Date: 13 December 2024

Parties

1	MAC Copper Limited (formally known as Metals Acquisition Limited) incorporated in Jersey, Registered number 144625 of 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey (Company)
2	The Entity listed in Part 1 of Schedule 1 as borrower (Borrower)
3	The Entities listed in Part 1 of Schedule 1 as original guarantors (Original Guarantors)
4	Sprott Private Resource Lending II (Collector-2), LP as mandated lead arranger and bookrunner, Corporation number 1000142548 of 320 Post Road, Suite 230, Darien, Connecticut 06820 (Arranger)
5	The Entity listed in Part 2 of Schedule 1 as lender (Original Lender)
6	Sprott Resource Lending Corp., Corporation number 774839-6 of Royal Bank Plaza, Suite 2600, 200 Bay Street, Toronto, Ontario, Canada M5J 2J1 (Agent)
7	Sprott Resource Lending Corp., Corporation number 774839-6 of Royal Bank Plaza, Suite 2600, 200 Bay Street, Toronto, Ontario, Canada M5J 2J1 (Security Trustee)

The parties agree

1	Definitions and interpretation
1.1	Definitions

In this deed:

Agreement means the loan note subscription agreement dated 10 March 2023 between (among others) the Borrower and the Agent (as amended and restated under the deed of amendment dated 8 June 2023 and as otherwise amended or varied).

Effective Date means the date specified as the “Effective Date” in the notice provided by the Agent to the Borrower under clause 2.2 (Notice).

Intercreditor Deed means the intercreditor deed dated 9 June 2023 between (among others) the Borrower and the Agent.

NSR Holder has the meaning given in the Intercreditor Deed.

Senior Representative has the meaning given in the Intercreditor Deed.

Stream Purchaser has the meaning given in the Intercreditor Deed.

1.2	Interpretation

In this deed, unless the context otherwise requires:

(a)	terms defined in the Agreement have the same meanings when used in this deed (unless the same are otherwise defined in this deed); and

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(b)	clauses 1.2 (Construction) and 1.5 (Obligors’ agent) of the Agreement apply to this deed as if set out in full in this deed and all references to “this Agreement” were references to this deed.

2	Conditions precedent

2.1	Condition precedent to Effective Date

The amendment of the Agreement referred to in clause 3.1 (Amendment of Agreement) is subject to the Agent having first received all of the following in form and substance satisfactory to the Agent (acting on the instructions of all of the Lenders):

(a)

Consent to Amendment: evidence that, for the purposes of clause 8.1(a) of the Intercreditor Deed, each of the Senior Representative and the Stream Purchaser has consented to the amendments to the Agreement outlined in clause 3.1 (Amendment of Agreement)

2.2	Notice

Upon satisfaction or waiver of all of the condition precedent described in clause 2.1 (Conditions precedent to Effective Date), the Agent must promptly notify the Borrower to that effect, specifying the Effective Date.

3	Amendments

3.1	Amendment of Agreement

The Agreement is amended immediately on and from the Effective Date as follows:

(a)	clause 1.1 (Definitions): delete the definition of ‘Consent Deed’ and replacing it with:

‘“Consent Deed” means a consent deed in a form acceptable to the Agent (acting reasonably) in relation to the attachment of the Transaction Security to any Material Contract (other than the Diesel Supply Agreement and the Cement Supply Agreement) which the Agent determines (acting reasonably) requires consent to the Transaction Security attaching to it or any property in connection with it.’

(b)	clause 1.1 (Definitions): delete the definition of “Tripartite Deed” and instead insert:

‘“Tripartite Deed” means:

(a)	each tripartite deed granted in respect of the following Key Material Contracts:

(i)	the Offtake Agreement;

(ii)	the Transitional Services Agreement;

(iii)	the Ventilation Construction Agreement; and

(iv)	the Retail Electricity Agreement; and

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(b)	each Consent Deed.’

(c)	clause 4.4(e) (Conditions Subsequent): delete entirely and replace with ‘[not used]’;

(d)	clauses 7.5(a) (Voluntary prepayment of the Facility): delete ‘the date falling two years after the Utilisation Date’ and instead insert ‘1 January 2025’;

(e)	clause 7.5(b) (Voluntary prepayment of the Facility):

(i)	delete ‘On and following the date falling two years after the Utilisation Date,’;

(ii)	at the end of that paragraph, insert ‘on and following 1 January 2025’;

(f)	clause 7.5(c) (Voluntary prepayment of the Facility): delete ‘the date which is two years after the Utilisation Date’ and instead insert ‘1 January 2025’;

(g)	Insert a new clause 7.5(d):

‘If the Borrower elects to make a prepayment under clause 7.5(b) on a prepayment date falling on or after 1 January 2025 and before 16 June 2025, on the prepayment date, the Borrower must:

(a)

provide evidence to the Agent, in form and substance satisfactory to the Agent (acting on the instructions of all of the Lenders), that, for the purposes of clause 3.3(a), 3.4(a) and 18.5 of the Intercreditor Deed, each of the Senior Representative, the Stream Purchaser and the NSR Holder has given written consent to the prepayment of all amounts outstanding under the Agreement; and

(b)	in addition to the Additional Prepayment Interest Premium under clause 7.5(c), pay to each Lender:

(i)	an amount equal to the interest projected to accrue on the Principal Outstanding immediately before prepayment:

(A)	from the date of prepayment until 16 June 2025 (“Projected Period”); and

(B)	applying a rate of interest to each day during that Projected Period equal to the aggregate of the:

(1)	Margin that then applies to the Loan as at the prepayment date under clause 9.1; and

(2)	4.60367% per annum (noting, for the avoidance of doubt, that no additional Term Reference Rate is to be applied under clause 9.1(b)); and

(ii)	the amount of all costs and expenses payable in accordance with clauses 16.1 and 16.2 that are outstanding as at the prepayment date (which, as at 12 November 2024, totalled US$1,067,942.08).

No other premium, penalty or Break Costs apply to the prepayment.’

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4	Confirmations

4.1	Confirmation of Agreement

(a)

Subject to the provisions of this deed, the Agreement and all other Finance Documents are confirmed and remain in full force and effect. This deed and the Agreement will be read and construed as one document.

(b)

The Original Lender (in each of its capacities under the Intercreditor Deed) consents to the terms of, and transactions contemplated by, this deed for the purposes of clauses 3.3(a), 3.4(a), 8.1(a) and 18.5 of the Intercreditor Deed and all other purposes.

4.2	Rights not affected

Nothing in this deed:

(a)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Agreement before the date of this deed; or

(b)	discharges, releases or otherwise affects any liability or obligation arising under the Agreement before the date of this deed.

4.3	Guarantee confirmations

Each Obligor:

(a)	acknowledges the terms of the Agreement and this deed;

(b)	agrees to the amendment of the Agreement as set out in clause 2 (Amendments to Agreement); and

(c)	confirms that each Finance Document to which it is a party remains in full force and effect and:

(i)

in the case of a Finance Document which is a guarantee or a guarantee and indemnity, the Finance Document continues to secure all money, obligations and liabilities due, owing or payable by the Obligors to or for the account of the Finance Parties under or in relation to the Agreement as amended by this deed; and

(ii)

in the case of a Transaction Security Document which is a Transaction Security, the Transaction Security Document continues to secure all money, obligations and liabilities due, owing or payable by the Obligors to or for the account of the Finance Parties under or in relation to the Agreement as amended by this deed.

4.4	References to Agreement

Every reference in the Finance Documents to the Agreement is to be construed as a reference to the Agreement as amended by this deed.

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5	Representations and warranties

5.1	No Event of Default

Each Obligor represents and warrants that no Event of Default, Default or Review Event has occurred.

5.2	Representations and warranties

Each Obligor makes each of the representations and warranties set out in clauses 18 (Corporate Representations) and 19 (Project Representations) of the Agreement as if references in that clause to the Agreement include this deed and the Agreement as amended by this deed.

5.3	Repetition

The representations and warranties in this deed are made on the date of this deed by reference to the facts and circumstances existing on those dates.

5.4	Reliance

Each Obligor acknowledges that the Finance Parties have entered into this deed in reliance on the representations and warranties in this deed.

6	General provisions

6.1	Counterparts

This deed may be executed in any number of counterparts, and this has the same effect as if the signatures of the counterparts were on a single copy of this deed.

6.2	Finance Document

The Agent and the Obligors agree that this deed is a Finance Document.

6.3	Notice

A notice given under this deed must be given in accordance with clause 37 (Notices) of the Agreement.

6.4	Partial Invalidity

If, at any time, any provision of this deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7	Governing law

This deed is governed by the laws of New South Wales.

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8	Enforcement

8.1	Jurisdiction

(a)

The courts having jurisdiction in New South Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to the existence, validity or termination of this deed) (a Dispute).

(b)	The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding clause 8.1(a), no Finance Party or Beneficiary shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and the Security Trustee may take concurrent proceedings in any number of jurisdictions.

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Schedule 1The Original Parties

Part 1 The Original Obligors

Name of Borrower	ABN/ACN/ARBN
Metals Acquisition Corp. (Australia) Pty Ltd	ACN 657 799 758
Name of Original Guarantor	ABN/ACN/ARBN/ Registration number
MAC Copper Limited (formally known as Metals Acquisition Limited) incorporated in Jersey	144625 (Jersey)

Part 2 The Original Lender

Name of Original Lender
Sprott Private Resource Lending II (Collector-2), LP

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Execution page

Each person executing this deed on behalf of a party states that they have no notice of revocation or suspension of their authority.

Executed as a deed Agent

Agent

Signed, sealed and delivered by Sprott Resource Lending Corp. in the presence of:

/s/ Jim Grosdanis	/s/ Sarah Zsiros
Signature of authorised signatory	Signature of witness

Jim Grosdanis	Sarah Zsiros
Name of authorised signatory (print)	Name of witness (print)

/s/ Narinder Nagra	/s/ Corey Posesorski
Signature of authorised signatory	Signature of witness

Narinder Nagra	Corey Posesorski
Name of authorised signatory (print)	Name of witness (print)

Each of the authorised signatory and the witness states that this deed was signed in counterpart and if witnessed over audio-visual link, such witnessing occurred in accordance with section 14G of the Electronic Transactions Act 2000 (NSW).

Security Trustee

Signed, sealed and delivered by Sprott Resource Lending Corp. in the presence of:

/s/ Jim Grosdanis	/s/ Sarah Zsiros
Signature of authorised signatory	Signature of witness

Jim Grosdanis	Sarah Zsiros
Name of authorised signatory (print)	Name of witness (print)

/s/ Narinder Nagra	/s/ Corey Posesorski
Signature of authorised signatory	Signature of witness

Narinder Nagra	Corey Posesorski
Name of authorised signatory (print)	Name of witness (print)

Each of the authorised signatory and the witness states that this deed was signed in counterpart and if witnessed over audio-visual link, such witnessing occurred in accordance with section 14G of the Electronic Transactions Act 2000 (NSW).

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Arranger

Signed, sealed and delivered by Sprott Private Resource Lending II (Collector-2), LP by its general partner Sprott Private Resource Lending LLC in the presence of:

/s/ Greg Caione	/s/ Corey Posesorski
Signature of authorised signatory	Signature of witness

Greg Caione	Corey Posesorski
Name of authorised signatory (print)	Name of witness (print)

/s/ Thomas W. Ulrich	/s/ Sarah Zsiros
Signature of authorised signatory	Signature of witness

Thomas W. Ulrich	Sarah Zsiros
Name of authorised signatory (print)	Name of witness (print)

Each of the authorised signatory and the witness states that this deed was signed in counterpart and if witnessed over audio-visual link, such witnessing occurred in accordance with section 14G of the Electronic Transactions Act 2000 (NSW).

Original Lender

Signed, sealed and delivered by Sprott Private Resource Lending II (Collector-2), LP by its general partner Sprott Private Resource Lending LLC in the presence of:

/s/ Greg Caione	/s/ Corey Posesorski
Signature of authorised signatory	Signature of witness

Greg Caione	Corey Posesorski
Name of authorised signatory (print)	Name of witness (print)

/s/ Thomas W. Ulrich	/s/ Sarah Zsiros
Signature of authorised signatory	Signature of witness

Thomas W. Ulrich	Sarah Zsiros
Name of authorised signatory (print)	Name of witness (print)

Each of the authorised signatory and the witness states that this deed was signed in counterpart and if witnessed over audio-visual link, such witnessing occurred in accordance with section 14G of the Electronic Transactions Act 2000 (NSW).

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The Company

Signed, sealed and delivered by MAC Copper Limited (formally known as Metals Acquisition Limited) in the presence of:

/s/ Michael McMullen	/s/ Chris Rosario
Signature of authorised signatory	Signature of witness

Michael McMullen	Chris Rosario
Name of authorised signatory (print)	Name of witness (print)

Each of the authorised signatory and the witness states that this deed was signed in counterpart and if witnessed over audio-visual link, such witnessing occurred in accordance with section 14G of the Electronic Transactions Act 2000 (NSW).

The Borrower

Executed as a deed by Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) in accordance with section 127(1) of the Corporations Act 2001 (Cth)

/s/ Michael McMullen	/s/ Chris Rosario
Signature of director	Signature of director/company secretary

Michael McMullen	Chris Rosario
Name of director(print)	Name of director/company secretary (print)

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The Guarantors

Signed, sealed and delivered by MAC Copper Limited (formerly known as Metals Acquisition Limited) in the presence of:

/s/ Michael McMullen	/s/ Chris Rosario
Signature of authorised signatory	Signature of witness

Michael McMullen	Chris Rosario
Name of authorised signatory (print)	Name of witness (print)

Each of the authorised signatory and the witness states that this deed was signed in counterpart and if witnessed over audio-visual link, such witnessing occurred in accordance with section 14G of the Electronic Transactions Act 2000 (NSW).

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